SUB-ITEM 77Q1(e)

                                 AMENDMENT NO. 9
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This amendment dated as of December 21, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to remove AIM V.I. Total Return Fund;

     NOW, THEREFORE, the parties agree as follows:

     1. Appendix A and Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

             NAME OF FUND                EFFECTIVE DATE OF ADVISORY AGREEMENT
             ------------                ------------------------------------
AIM V.I. Aggressive Growth Fund                   May 1, 2000
AIM V.I. Basic Balanced Fund                      May 1, 2000
AIM V.I. Basic Value Fund                         September 10, 2001
AIM V.I. Blue Chip Fund                           May 1, 2000
AIM V.I. Capital Appreciation Fund                May 1, 2000
AIM V.I. Capital Development Fund                 May 1, 2000
AIM V.I. Core Equity Fund                         May 1, 2000
AIM V.I. Core Stock Fund                          April 30, 2004
AIM V.I. Demographic Trends Fund                  May 1, 2000
AIM V.I. Diversified Income Fund                  May 1, 2000
AIM V.I. Dynamics Fund                            April 30, 2004
AIM V.I. Financial Services Fund                  April 30, 2004
AIM V.I. Global Health Care Fund                  April 30, 2004
AIM V.I. Government Securities Fund               May 1, 2000
AIM V.I. Growth Fund                              May 1, 2000
AIM V.I. High Yield Fund                          May 1, 2000
AIM V.I. International Growth Fund                May 1, 2000
AIM V.I. Large Cap Growth Fund                    September 1, 2003
AIM V.I. Leisure Fund                             April 30, 2004
AIM V.I. Mid Cap Core Equity Fund                 September 10, 2001
AIM V.I. Money Market Fund                        May 1, 2000
AIM V.I. Premier Equity Fund                      May 1, 2000
AIM V.I. Real Estate Fund                         April 30, 2004

AIM V.I. Small Cap Equity Fund                    September 1, 2003
AIM V.I. Small Cap Company Growth Fund            April 30, 2004
AIM V.I. Technology Fund                          April 30, 2004
AIM V.I. Utilities Fund                           April 30, 2004

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                         AIM V.I. AGGRESSIVE GROWTH FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $150 million............       0.80%
Over $150 million.............      0.625%

                          AIM V.I. BASIC BALANCED FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $150 million............       0.75%
Over $150 million.............       0.50%

                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $500 million............      0.725%
Next $500 million.............      0.700%
Next $500 million.............      0.675%
Over $1.5 billion.............       0.65%

                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $350 million............       0.75%
Over $350 million.............      0.625%

                       AIM V.I. CAPITAL APPRECIATION FUND
                            AIM V.I. CORE EQUITY FUND
                              AIM V.I. GROWTH FUND
                          AIM V.I. PREMIER EQUITY FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............       0.65%
Over $250 million.............       0.60%

                            AIM V.I. CORE STOCK FUND
                             AIM V.I. DYNAMICS FUND
                        AIM V.I. FINANCIAL SERVICES FUND
                        AIM V.I. GLOBAL HEALTH CARE FUND
                              AIM V.I. LEISURE FUND
                       AIM V.I. SMALL COMPANY GROWTH FUND
                            AIM V.I. TECHNOLOGY FUND

                                 ANNUAL RATE
                                 -----------
All Assets....................      0.75%

                        AIM V.I. DEMOGRAPHIC TRENDS FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $2 billion..............      0.77%
Over $2 billion...............      0.72%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.60%
Over $250 million.............      0.55%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.50%
Over $250 million.............      0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $200 million............      0.625%
Next $300 million.............       0.55%
Next $500 million.............       0.50%
Over $1 billion...............       0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.75%
Over $250 million.............      0.70%

                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $1 billion..............       0.75%
Next $1 billion...............       0.70%
Over $2 billion...............      0.625%

                           AIM V.I. MONEY MARKET FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.40%
Over $250 million.............      0.35%

                            AIM V.I. REAL ESTATE FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
All Assets....................      0.90%

                         AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
All Assets....................      0.85%

                             AIM V.I. UTILITIES FUND

                                 ANNUAL RATE
                                 -----------
All Assets....................     0.60%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date: December 21, 2005

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. Michelle Grace           By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President

(SEAL)


                                        A I M ADVISORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Mark H. Williamson
        -----------------------------       ------------------------------------
        Assistant Secretary                 Mark H. Williamson
                                            President

(SEAL)